UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 6, 2003


                               Refocus Group, Inc.
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             (Exact name of registrant as specified in its charter)

         Delaware                        0-32543                75-2910096
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(State or other jurisdiction of   (Commission File Number)    (IRS Employer
 incorporation or organization)                              Identification No.)


10300 North Central Expressway, Suite 104
Dallas, TX                                                        75231
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code: (214) 368-0200


                        VeryBestoftheInternet.com, Inc.,
              1950 Stemmons Freeway, Suite 4048, Dallas, TX 75207
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         (Former name or former address, if changed since last report)



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Item 5.  Other Events and Regulation FD Disclosure

         On March 6, 2003, Refocus Group, Inc., or Refocus, formerly known as VeryBestoftheInternet.com, Inc., completed the merger of Refocus Acquisition Corp., a Delaware corporation and newly created wholly-owned subsidiary of Refocus, or MergerSub, with and into Presby Corp., a Delaware corporation, or Presby, with Presby surviving as a wholly-owned subsidiary of Refocus. The merger was consummated under Delaware law and pursuant to an Agreement of Merger and Plan of Reorganization, dated as of March 6, 2003, or the Merger Agreement.

         Pursuant to the Merger Agreement, at closing, Refocus issued 11,940,144 shares of its common stock, par value $0.0001 per share (on a post-forward split basis), to the stockholders of Presby, representing 63.1% of the issued and outstanding Refocus common stock following the merger, in exchange for 100% of the outstanding capital stock of Presby, subject to the assertion of appraisal rights by former Presby stockholders.

         In connection with the merger, Refocus consummated a private placement of shares of its common stock at a price per share of $2.00 with a detachable warrant to purchase one-half share of its common stock at an exercise price per whole share of $2.50. The private placement, which raised an aggregate of $12.5 million in commitments, is being consummated in three tranches. The first tranche closed on the merger closing date, resulting in gross proceeds to Refocus of $5.75 million. After giving effect to the merger and the initial tranche of the private placement, Refocus had 18,924,751 shares of its common stock outstanding. In addition, after giving effect to the merger and the initial tranche of the private placement, warrants to purchase 2,737,500 shares and options to purchase 719,486 shares of Refocus common stock were outstanding.

         Investors who participated in the first tranche were required to irrevocably commit to the second tranche, with 50% of their subscribed investment being funded at the closing of the first tranche and the remaining 50% being funded at the closing of the second tranche. The closing of the second tranche (and the funding of investor funds in connection the second tranche) is contingent on: (i) the initiation of Presby's Phase II FDA clinical trial for the treatment of Presbyopia, (ii) the earlier of (a) approval from Health Canada (the Canadian equivalent of the FDA) to commercialize Presby's treatment for POA Glaucoma and/or Ocular Hypertension or, (b) the completion, after the merger closing date, of 500 surgical procedures in Canada and/or the EU utilizing the PresVIEW device for the treatment of POA Glaucoma or Ocular Hypertension. and
(iii) the concurrent second tranche investment by CIBA of $1.25 million. The second tranche investment commitment is secured by the shares issued in the first tranche. The gross cash proceeds of the first and second tranches of the private placement are expected to be $11.5 million. The remaining $1 million is expected to be raised in subsequent financings, provided, that if at least $1 million is not raised by Refocus by September 6, 2003, Verus Support Services, Inc. has agreed to purchase shares, upon terms no less favorable to Refocus than the terms of the private placement, in a third tranche closing to result in Refocus receiving at least $1 million in additional financing by that date.

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

         The shares of Refocus common stock issued to stockholders of Presby in connection with the merger and the shares of Refocus common stock and warrants to purchase Refocus common stock that were issued in the private placement were not registered under the Securities Act of 1933 and, as a result, are "restricted securities" and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Certificates representing these shares will contain a legend stating the same.

         Pursuant to the Merger Agreement, at the closing of the merger, the membership of the board of directors of Refocus was increased from two to four directors, and David A. Williams and Glen Bradley, Ph.D. were appointed to serve in the vacancies created by the increase until the next annual meeting of stockholders. Upon compliance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14(f)-1 promulgated by the Securities and Exchange Commission, pursuant to the Merger Agreement, the number of members comprising the board of directors will be increased to eight members and Terence A. Walts, Robin G. Terrell, Abbey J. Butler, Peter C. Hobbins, Ph.D., Grady E. Schleier and Melvyn
J. Estrin will be appointed to serve as directors of Refocus until the next annual meeting of stockholders. In connection with the appointment of these six directors, Danny Gunter and Adrienne Beam, the sole members of the board of directors of Refocus prior to the merger, will resign as directors of Refocus.

         For accounting purposes, the merger is being accounted for as a reverse merger, since the stockholders of Presby own a majority of the issued and outstanding shares of common stock of Refocus immediately following the merger. Presby is a medical device company based in Dallas, Texas and engaged in the research and development of surgical treatments for human vision disorders. Presby has also used its research and understanding of the human eye to develop and patent technology for use with commercial optical lens applications. Refocus intends to carry on Presby's business as a wholly-owned subsidiary. Refocus has relocated its executive offices to those of Presby at 10300 North Central Expressway, Suite 104, Dallas, TX 75231 and its telephone number is (214) 368-0200.

         Refocus is filing this Current Report on Form 8-K for the purpose of providing summary information regarding the merger and the private placement. Refocus expects to file a more complete Form 8-K setting forth the information required by Items 1 and 2 of such Form as soon as possible. In addition, Refocus has issued a press release announcing the merger and the private placement. A copy of the press release is filed as an exhibit to this report.

Item 7.           Financial Statements and Exhibits

        c. Exhibits:

        99.1     Press Release dated March 6, 2003.







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: March 11, 2003                       REFOCUS GROUP, INC.



                                           By: /s/ Mark A. Cox
                                              ---------------------------------
                                              Mark A.Cox
                                              Vice President and Chief Financial
                                              Officer















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